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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF THE REGISTRANT

 Name                                                   Place of Incorporation
 ----                                                   ----------------------

 Florida Bank, N.A., a national banking association     Federally Chartered
 FB Financial Services, Inc.                            Florida
 Florida Banks Statutory Trust I                        Connecticut
 Florida Banks Statutory Trust II                       Connecticut
 Florida Banks Statutory Trust III                      Connecticut
 Florida Banks Capital Trust I                          Delaware
 Florida Banks Capital Trust II                         Delaware